Exhibit 10-TTTT





                          RECEIVABLES SALE AGREEMENT


                                     among


                          PREMIER RECEIVABLES L.L.C.

                                  as Seller,


                        CHRYSLER FINANCIAL CORPORATION,

                                 as Servicer,


                        MONTE ROSA CAPITAL CORPORATION

                                 as Purchaser,


                                      and


                  UNION BANK OF SWITZERLAND, NEW YORK BRANCH

                            as Administrative Agent



                         Dated as of December 12, 1996

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                               TABLE OF CONTENTS


           ARTICLE I:  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1

           ARTICLE II:  THE SALE AND PURCHASE

 SECTION 2.1.    Sale and Purchase........................................14
 SECTION 2.2.    Purchase Price...........................................14
 SECTION 2.3.    Seller's Optional Termination............................14
 SECTION 2.4.    Seller's Obligation to Repurchase........................15

           ARTICLE III:  FEES AND EXPENSES

 SECTION 3.1.    Determination of Carrying Costs..........................15
 SECTION 3.1.1.  Purchase Discount........................................15
 SECTION 3.1.2.  Program Fee..............................................17
 SECTION 3.1.3.  Servicer Fee.............................................18
 SECTION 3.2.    Interest on Unpaid Amounts...............................18

           ARTICLE IV:  CONDITIONS PRECEDENT TO PURCHASE

 SECTION 4.1.    Conditions Precedent to Purchase.........................18
 SECTION 4.1.1.  Absence of Liens.........................................18
 SECTION 4.1.2.  Financing Statements.....................................18
 SECTION 4.1.3.  Schedule of Contracts....................................18
 SECTION 4.1.4.  Seller Resolutions.......................................18
 SECTION 4.1.5.  Servicer Resolutions.....................................19
 SECTION 4.1.6.  Legal Opinion of Counsel to the
                 Seller and the Servicer..................................19
 SECTION 4.1.7.  Good Standing Certificates...............................19
 SECTION 4.1.8.  Representations and Covenants............................19
 SECTION 4.1.9.  Fee Letter...............................................20
 SECTION 4.1.10. Other Documents..........................................20
 SECTION 4.1.11. Upfront Fee..............................................20
 SECTION 4.1.12. Interest Rate Cap and Swap Agreement.....................20

           ARTICLE V:  SETTLEMENT PROCEDURES

 SECTION 5.1.    Collections..............................................20
 SECTION 5.2.    Application of Collections...............................21
 SECTION 5.3.    Advances.................................................21
 SECTION 5.4.    Application of Collections on
                 Settlement Dates.........................................22
 SECTION 5.5.    Servicer Report..........................................23

           ARTICLE VI:  SERVICING OF RECEIVABLES

 SECTION 6.1.    Appointment and Duties of Servicer.......................23

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 SECTION 6.2.    Replacement of Servicer..................................23
 SECTION 6.3.    Custody of Receivables Files.............................25
 SECTION 6.4.    Duties of Servicer as Custodian..........................25
 SECTION 6.5.    Effective Period and Termination.........................26

           ARTICLE VII:  REPRESENTATIONS AND WARRANTIES

 SECTION 7.1.    Representations and Warranties of
                 the Seller and the Servicer..............................26

           ARTICLE VIII:  COVENANTS

 SECTION 8.1.    Affirmative Covenants of the Seller
                 and the Servicer.........................................28
 SECTION 8.2.    Reporting Requirements of the Servicer...................28
 SECTION 8.3.    Negative Covenants of the Seller and
                 the Servicer.............................................29
 SECTION 8.4.    Protection of the Purchaser's Interest...................29

           ARTICLE IX:  ADMINISTRATIVE AGENT

 SECTION 9.1.    Appointment of Administrative Agent......................30
 SECTION 9.2.    Replacement of Administrative Agent......................30

           ARTICLE X:  MISCELLANEOUS

 SECTION 10.1.    Amendments, Etc.........................................30
 SECTION 10.2.    Notices, Etc............................................30
 SECTION 10.3.    No Waiver; Remedies.....................................31
 SECTION 10.4.    Binding Effect; Assignability...........................31
 SECTION 10.5.    GOVERNING LAW...........................................31
 SECTION 10.6.    Construction of the Agreement...........................31
 SECTION 10.7.    No Proceedings..........................................32
 SECTION 10.8.    Confidentiality.........................................32
 SECTION 10.9.    Execution in Counterparts...............................32
 SECTION 10.10.   Indemnification by Seller...............................32

                EXHIBITS

 EXHIBIT A -          Form of Servicer Statement
 EXHIBIT B -          Form of Seller's Counsel Opinion
 EXHIBIT C -          Swap Agreement


                                     -ii-

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                  RECEIVABLES SALE AGREEMENT dated as of December 12, 1996
among PREMIER RECEIVABLES L.L.C., a Michigan limited liability company, as the "Seller", CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as the initial "Servicer", MONTE ROSA CAPITAL CORPORATION, as the "Purchaser" and UNION BANK OF SWITZERLAND, NEW YORK BRANCH, as the "Administrative Agent" for the Purchaser.


                            ARTICLE I: DEFINITIONS

                  "Administrative Agent" means Union Bank of Switzerland, New York Branch and any replacement thereof under Section 9.1.

                  "Advance" means either a Precomputed Advance or Simple Interest Advance or both, as applicable.

                  "Adverse Claim" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, or any other encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financial lease having substantially the same economic effect as any of the foregoing).

                  "Aggregate Principal Balance" means, at any time, the aggregate Principal Balance of all Purchased Receivables at such time.

                  "Agreement" means this Receivables Sale Agreement, as it may be amended from time to time.

                  "Amount Financed" means (i) with respect to a Standard Receivable, the amount advanced under the Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle, and (ii) with respect to a Balloon Payment Receivable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Balloon Payment) under the Balloon Payment Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Balloon Payment Receivable.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

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                  "Balloon Payment" means, for any Receivable, the dollar
amount of any payment which is not a level monthly payment (other than the first or last payment made on the Receivable which is minimally different from the other level payments).

                  "Balloon Payment Program" means a retail installment sale program in which the final payment is a Balloon Payment and the Balloon Payment may be made by the Obligor by (i) payment in full in cash of the Balloon Payment, (ii) return of the Financed Vehicle to the Servicer in lieu of paying the Balloon Payment in cash provided that certain conditions are satisfied or (iii) refinancing the Balloon Payment in accordance with certain conditions.

                  "Balloon Payment Receivable" means any Contract listed on the Schedule of Contracts that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method of the Rule of 78s, but also requires a final payment that is a Balloon Payment that may be made by (i) payment in full in cash of the Balloon Payment, (ii) return of the Financed Vehicle to the Servicer provided that certain conditions are satisfied, or
(iii) refinancing the Balloon Payment in accordance with certain conditions.

                  "Business Day" means any day other than a day on which banks are not authorized to be open or required to be closed in New York City.

                  "Carrying Costs" means, for each Settlement Period, an amount equal to the sum of:

                  (i)      (APD% + APF%) x DSP x AI
                                           ---
                                           360

                  plus

                  (ii)     SF% x DSP x APB
                                 ---
                                 360

                           where     APD%     =    the average for such
                                                   Settlement Period of the
                                                   weighted average daily per
                                                   annum Purchase Discount rate
                                                   (expressed as a percentage)
                                                   for each day during such
                                                   Settlement Period


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                       APF%     =        average for such Settlement
                                         Period of the weighted average
                                         daily per annum percentage
                                         rate of the Program Fee for
                                         each day during such
                                         Settlement Period

                       SF%      =        The per annum percentage rate
                                         of the Servicer Fee

                       DSP      =        the number of days in such
                                         Settlement Period

                       AI       =        the average daily Investment
                                         during such Settlement Period

                       APB      =        the Aggregate Principal
                                         Balance on the first day of
                                         such Settlement Period.

                  "Carrying Costs True-up Amount" has the meaning assigned to that term in Section 3.1.1(b).

                  "Certificate of Title" means any certificate, instrument or other document issued by a state or other governmental authority in respect of any motor vehicle for the purpose of evidencing the ownership of, or any Adverse Claim in or against, such motor vehicle.

                  "CFC" means Chrysler Financial Corporation, a Michigan corporation.

                  "Collection" means any amount paid by an Obligor or any other party with respect to a Purchased Receivable, including (i) Liquidation Proceeds and any amounts paid by the Seller in connection with the repurchase of Receivables pursuant to Sections 2.3 or 2.4 and (ii) any Precomputed Advance or Simple Interest Advance made by the Servicer pursuant to Section 5.3.

                  "Commercial Paper Notes" means the commercial paper notes issued by the Purchaser.

                  "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices, or other writings pursuant to which such Receivable arises or which evidence such Receivable.

                  "Credit and Collection Policy" means the credit and collection policies and practices of the Servicer and any

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successor Servicer relating to Receivables and Contracts, such policies being subject to unilateral revision or modification at any time by the Servicer or any successor Servicer.

                  "Credit Facilities" means each of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Purchaser which are not Liquidity Facilities.

                  "Cut-Off Date" means December 10, 1996.

                  "Dealer" means an automobile or light-duty truck dealership located within the United States at or through which a Financed Vehicle shall have been purchased or is proposed to be purchased.

                  "Delinquency Ratio" means, as of the last calendar day of any month, a fraction, expressed as a percentage, the numerator of which is the sum of the Principal Balances of all Receivables which were Delinquent Receivables as of the last calendar day of such month and the last calendar day of each of the two immediately preceding months, to the extent such preceding months exist, and the denominator of which is the sum of the Aggregate Principal Balance on such last calendar day of such month and on the last calendar day of each of the two immediately preceding months, to the extent such preceding months exist.

                  "Delinquent Receivable" means any Receivable which has 10% or more of a scheduled payment past due for more than 60 days.

                  "Eligible Receivable" means, as of the Cut-Off Date, any Receivable:

                  (i) the Obligor of which (a) is a resident of the United States and (b) is not an affiliate of the originating Dealer or any of the parties hereto,

                  (ii) the Obligor of which (a) is not the Obligor of any Receivable which is a Delinquent Receivable and (b) is not the subject of any bankruptcy, insolvency or reorganization proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property,

                  (iii)  which is "chattel paper" within the meaning of
         Section 9-105 of the UCC of all applicable jurisdictions,

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                  (iv)  which is denominated and payable only in United
         States dollars in the United States,

                  (v) which (a) has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and (b) satisfies all applicable requirements of the Credit and Collection Policy,

                  (vi) which arises under a Contract (a) which, together with such Receivable, is (1) in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such obligor in accordance with its terms and (2) subject to no dispute, offset, counterclaim or other defense, and (b) with respect to which (1) no default, breach, violation, or event permitting acceleration under the terms thereof has occurred and (2) there has not arisen any condition that, with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms thereof,

                  (vii) which, together with the related Contract, (a) is secured by a perfected, valid, subsisting and enforceable first priority security interest in favor of CFC in the related Financed Vehicle, (b) contains customary and enforceable provisions such that the rights and remedies of the holder of such security interest are adequate for realization against the collateral of the benefits of the security, and (c) was originated and transferred to the Seller without any conduct constituting fraud or misrepresentation on the part of the applicable Dealer, CFC or the Seller,

                  (viii) which, together with the related Contract, immediately following the execution of such Contract, was purchased by (and the originating Dealer has validly assigned good and marketable ownership thereof to) CFC, which, in turn, has validly sold such Receivable to the Seller, in each case, free and clear of all Adverse Claims, and such purchase and assignment of such Receivable, such Contract and the Related Security to CFC is expressly contemplated in such Contract,

                  (ix) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (x) the Financed Vehicle securing which, (a) is free and clear of any Adverse Claim other than the security interest therein then being assigned by the Seller to the Purchaser, and no enforcement action, whether by repossession or otherwise, has been taken with respect to such Financed Vehicle and (b) is covered by the Required Insurance in respect of such Financed Vehicle, and such Required Insurance is in full force and effect, and has been assigned to the Seller and is fully assignable to the Purchaser,

                  (xi) as to which the Administrative Agent or the Purchaser has not notified the Seller that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable,

                  (xii) with respect to the outstanding balance thereof, (a) the related Contract requires that payment in full of such outstanding balance is scheduled to be made (1) not earlier than 5 months after, and (2) not later than 60 months after, the date any interest therein is purportedly transferred to the Purchaser hereunder and (b) such Outstanding Balance is scheduled to be paid in equal consecutive monthly installments, unless such Receivable arises under a Balloon Payment Program, and

                  (xiii) which Receivable bears interest at the per annum rate stated on the face of the related Contract, which per annum rate remains fixed during the term of such Receivable and accrued interest on such Receivable is payable monthly, in arrears.

                  "Fee Letter" means that certain letter agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time) among the Seller, the Purchaser and the Administrative Agent regarding various fees payable by the Seller hereunder.

                  "Finance Charges" means, with respect to any Receivable and its related Contract, any finance, interest or similar charges owing by an Obligor pursuant to such Contract, including, without limitation, any charge payable in connection with any extension or adjustment under such Contract (without regard to

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whether any such extension or adjustment is permitted under the terms of this
Agreement).

                  "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the applicable Contract.

                  "Full Payoff" has the meaning assigned to that term in
Section 5.2(a).

                  "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insurance Policy" means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by an Obligor in which Servicer is named as loss payee with respect to one or more Financed Vehicles, and (ii) any credit, life or disability insurance maintained by an Obligor in connection with any Contract.

                  "Interest Rate Cap" means that certain ISDA Master Agreement dated as of December 12, 1996 between CFC and the Purchaser, together with any schedules and/or confirmations thereto or thereof, in each case, as the same may be amended, restated, substituted, replaced, supplemented or otherwise modified from time to time.

                  "Interest Rate Cap Proceeds" means, at any time, any amounts paid or payable under the Interest Rate Cap by CFC to the Purchaser or the Administrative Agent for the benefit of the Purchaser, other than any such amounts paid in respect of Swap Shortfalls.

                  "Investment" means the aggregate amount of cash paid by the Purchaser to the Seller for the Purchase less the amount of all Collections received and applied as reductions in Investment pursuant to Article V.

                  "Liquidated Receivable" means any Purchased Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

                  "Liquidity Facilities" means each of the committed loan facilities, lines of credit and other financial accommodations available to the Purchaser to support the liquidity of the Purchaser's Commercial Paper Notes.

                  "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatsoever source, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

                  "Net Loss" for a month means the sum of the Aggregate Principal Balance of all Purchased Receivables which are deemed to be uncollectible for such month, minus any Liquidation Proceeds received during such month, plus any losses resulting from disposition expenses paid during such month.

                  "Net Loss Ratio" means, as of the last day of any month, a fraction, expressed as a percentage, the numerator of which is the product of
(i) the sum of the Net Loss for such month and the two immediately preceding months, to the extent such months exist and (ii) a factor of 12 divided by the number of months included in the sum in clause (i), and the denominator of which is the average of the Aggregate Principal Balance on the first day of the month and the first day of the two immediately preceding months, to the extent such months exist.

                  "Notional Amount" means, with respect to the Swap Agreement on any date, the respective dollar amount relating to such date set forth as the notional amount of the Swap Agreement on the confirmation attached thereto.


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                  "Obligor" means any Person which is obligated to make
payment on a Receivable.

                  "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Settlement Period, of all Precomputed Advances as reduced as provided in
Section 5.3(a).

                  "Outstanding Simple Interest Advance" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Settlement Period, of all Simple Interest Advances as reduced as provided in
Section 5.3(b).

                  "Partial Payoff" has the meaning assigned to that term in Section 5.2(a).

                  "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Settlement Period, computed in accordance with Section 5.2(a) with respect to such Receivable.

                  "Payahead Balance" on a Receivable that is a Precomputed Receivable means the sum, as of the close of business on the last day of a Settlement Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable pursuant to Sections 5.2(a) and 5.3(a).

                  "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Precomputed Advance" means the amount, as of the close of business on the last day of a Settlement Period, which the Servicer is required to advance on the related Precomputed Receivables pursuant to Section 5.3(a).

                  "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or which is a monthly actuarial receivable.

                  "Principal Balance" means with respect to any Receivable the outstanding principal balance thereof determined

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in accordance with the Credit and Collection Policy and the Servicer's customary calculation methods provided, that with respect to a Receivable identified as a Balloon Payment Receivable, the Principal Balance shall not include the Balloon Payment.

                  "Program Fee" has the meaning assigned to that term in
Section 3.1.2.

                  "Purchase" has the meaning assigned to that term in
Section 2.1.

                  "Purchase Amount" means the amount, as of the close of business on the last day of a Settlement Period, required to prepay in full a Receivable, as applicable, under the terms thereof including interest to the end of the month of purchase.

                  "Purchase Date" means the date on which the conditions precedent to the Purchase described in Section 4.1 have been satisfied or waived.

                  "Purchase Discount" has the meaning assigned to that term in Section 3.1.1.

                  "Purchased Receivable" means a Receivable arising under a Contract listed on the Schedule of Contracts delivered to the Administrative Agent prior to the Purchase Date being sold to Purchaser under this Agreement.

                  "Purchaser" means Monte Rosa Capital Corporation, a Delaware corporation, and its successors and assigns.

                  "Receivable" means the indebtedness and other obligations of an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, and including, without limitation, the obligation to pay any Finance Charges with respect thereto.

                  "Receivables Files" means the documents specified in Section 6.3.

                  "Related Security" means, with respect to any Receivable:

                  (i) all of the Seller's interest in the Financed Vehicle, the financing of the purchase of which gave rise to such Receivable, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of

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         the Insurance Policies, and all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the manufacturer or Dealer in respect of such Financed Vehicle,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and including, without limitation, all security interests or liens, and property subject thereto, granted by any Person (whether or to the primary Obligor on such Receivable) under or in connection therewith,

                  (iii) all of the Seller's right, title and interest in, to and under any instrument, document or agreement relating to the transfer of such Receivable by the applicable Dealer to CFC and, in turn, by CFC to the Seller, and all claims against such Dealer or CFC arising from or in connection with the purported transfer of such Receivable to CFC and, in turn, to the Seller,

                  (iv) all books, records and other information relating to such Receivable, including, without limitation, all Contracts,

                  (v) all service contracts and other contracts and agreements relating to such Receivable, and

                  (vi)  all proceeds of any of the foregoing.

                  "Required Insurance" means an Insurance Policy with respect to a Financed Vehicle (i) that has been issued to the Obligor by an insurance company acceptable to the Servicer, (ii) that provides comprehensive collision, fire, theft and other physical damage coverage, (iii) that is in an amount not less than the market value of the applicable Financed Vehicle, and
(iv) that has the Servicer noted as the loss payee thereon.

                  "Reserve" means an amount equal to 5% of the Investment as of the Purchase Date.

                  "Sale Documents" means this Agreement, the Exhibits hereto to which the Seller is a party, the Fee Letter, the Interest Rate Cap and all other certificates, instruments, agreements and documents executed from time to time by the Seller

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in connection with the transactions contemplated in this Agreement.

                  "Schedule of Contracts" means the list of Contracts delivered to the Administrative Agent, such list being in microfiche, paper or electronic format.

                  "Seller" means Premier Receivables L.L.C., a Michigan limited liability company, and its successors and permitted assigns.

                  "Servicer" means CFC or any replacement thereof under
Article VI.

                  "Servicer Default" has the meaning assigned to that term in Section 6.2(a).

                  "Servicer Fee" has the meaning assigned to the term in
Section 3.1.3.

                  "Servicer Report" means the report in the form of Exhibit A hereto to be provided by the Servicer in accordance with Section 5.5 of this Agreement, which report shall include a calculation of the Delinquency Ratio and the Net Loss Ratio for the applicable month.

                  "Settlement Date" means the twentieth (20th) day of each month following a related Settlement Period (or if such day is not a Business Day, the next succeeding Business Day).

                  "Settlement Period" means a calendar month, provided, that, for purposes of the initial Settlement Period, such period shall commence as of the Cut-Off Date and end on December 31, 1996.

                  "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Settlement Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to
Section 5.3(b).

                  "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) the fixed rate of interest, (b) the unpaid principal balance, and (c) a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 365, and the remainder of such payment is allocable to principal.


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                  "Simple Interest Receivable" means any Receivable under
which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Standard Receivable" means any Contract listed on the Schedule of Contracts (which Schedule may be in the form of microfiche) that is not a Balloon Payment Receivable.

                  "Swap Agreement" means that certain ISDA Master Agreement dated as of December 12, 1996 between the Purchaser and the Swap Counterparty, together with any schedules and/or confirmations thereto or thereof, a copy of which is attached hereto as Exhibit C (as the same may be amended, restated, substituted, replaced, supplemented or otherwise modified from time to time).

                  "Swap Counterparty" means UBS Securities (Swaps), Inc. or any successor or assignee thereof or replacement therefor under the Swap Agreement.

                  "Swap Shortfall" means, on any Settlement Date for any Settlement Period, an amount equal to sum for each separate period during such Settlement Period for which a separate Notional Amount is in effect under the Swap Agreement of the product for each such period of (a) the positive amount, if any, by which the Notional Amount of the Swap for such period exceeded the average Investment during such period, (b) the positive amount (expressed as a per annum percentage), if any, by which the Fixed Rate (as such term is used in the Swap Agreement) exceeded the Floating Rate (as such term is used in the Swap Agreement) during such period and (c) a fraction, the numerator of which is the number of days in such period and the denominator of which is 360.

                  "Swap Windfall" means, on any Settlement Date for any Settlement Period, an amount equal to the sum for each separate period during such Settlement Period for which a separate Notional Amount is in effect under the Swap Agreement of the product for each such period of (a) the positive amount, if any, by which the Notional Amount of the Swap for such period exceeded the average Investment during such period, (b) the positive amount (expressed as a per annum percentage), if any, by which the Floating Rate (as such term is used in the Swap Agreement) exceeded the Fixed Rate (as such term is used in the Swap Agreement) during such period and (c) a fraction, the numerator of which is the number of days in such period and the denominator of which is 360.

                  "Upfront Fee" has the meaning assigned to that term in
Section 4.1.11.


                       ARTICLE II: THE SALE AND PURCHASE

                  SECTION 2.1. Sale and Purchase. Upon the terms and subject to the conditions set forth herein, effective as of the Purchase Date, (i) the Seller hereby sells, transfers and assigns to the Purchaser all of the Seller's right, title and interest to and in the Purchased Receivables, together with the Related Security and Collections from and after the Cut-Off Date relating to such Purchased Receivables and (ii) the Purchaser hereby purchases and accepts the transfer and assignment of all of the Seller's right, title and interests to and in the Purchased Receivables, together with Related Security and Collections relating to such Purchased Receivables (the foregoing sale, transfer and assignment being referred to as the "Purchase") and (iii) the Purchaser hereby, without any further action hereunder, does sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Purchase Date, without recourse, representation or warranty of any kind, all right, title and interest of the Purchaser in and to the Balloon Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

                  SECTION 2.2. Purchase Price. The purchase price payable by the Purchaser for the Purchase shall equal the Aggregate Principal Balance as of the Cut-Off Date. Such purchase price shall be comprised of a cash component and a deferred payment component. The cash component of the Purchase Price shall be paid by the Purchaser to the Seller on the Purchase Date and shall equal the Aggregate Principal Balance of the Purchased Receivables as of the Cut-Off Date minus the Reserve calculated as of such Purchase Date. Upon and after the reduction of the Investment to zero and the payment in full of all other amounts due to the Purchaser hereunder, all Collections or other cash received by the Purchaser on account of Receivables and the interest of the Purchaser therein and all Receivables held by or on behalf of the Purchaser will be transmitted in the form received by the Purchaser to the Seller. The transmission of such amount by the Purchaser shall be deemed to satisfy the payment of the deferred payment component of the purchase price under this Section 2.2.

                  SECTION 2.3. Seller's Optional Termination. The Seller shall have the right, on five (5) Business Days' written notice to the Administrative Agent, at any time following the reduction of the Aggregate Principal Balance hereunder to a level that is less than ten percent (10%) of the Aggregate Principal Balance on the Purchase Date, to repurchase from the Purchaser all, and not part, of the then outstanding Purchased Receivables, together with the Related Security and Collections relating to such Purchased Receivables. The purchase price in respect thereof shall be an amount equal to the Investment outstanding at such time plus all other amounts payable (whether due or accrued) hereunder or under any other Sale Document to the Purchaser or the Administrative Agent at such time. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against the Purchaser or the Administrative Agent.

                  SECTION 2.4. Seller's Obligation to Repurchase. Upon the discovery by the Seller, the Administrative Agent or the Purchaser (and the giving of notice thereof to the Seller in the case of any such discovery by the Administrative Agent or the Purchaser) that any Purchased Receivable was not an Eligible Receivable on the Purchase Date or that any of the representations and warranties with respect to such Receivable set forth in
Section 7.1 hereof was untrue with respect to such Receivable as of the Purchase Date, then unless such breach or other condition shall have been cured by the last day of any Settlement Period occurring after the discovery of such breach or other condition, the Seller shall repurchase such Receivable from the Purchaser on such last day for an amount equal to the Purchase Amount thereof, which amount shall be remitted on such date by the Seller to the Servicer to be applied as a Collection in accordance with Article V hereof.


                        ARTICLE III: FEES AND EXPENSES


                  SECTION 3.1. Determination of Carrying Costs. The following rates shall be utilized in calculating the amount of Carrying Costs to be distributed each Settlement Period out of Collections of Purchased
Receivables:

                  SECTION 3.1.1.  Purchase Discount.

                  (a) A Purchase Discount equal to the weighted daily average of the following:

                  (1) with respect to the aggregate portion of the Investment on such day which is less than or equal to the Notional Amount of the Swap Agreement on such day:

                           (i) the fixed per annum rate of interest payable by the Purchaser to the Swap Counterparty pursuant to the Swap Agreement on such date (as calculated on the basis of a 360-day year); and

                          (ii) to the extent the Purchaser funds such
                  Investment (or any portion thereof) through any Liquidity or Credit Facilities, (A) with respect to any portion of such Investment funded by the Purchaser at rates determined by reference to London interbank offering rate, a per annum rate equal to thirty-seven and one-half basis points (.375%) (as calculated on the basis of a 360-day year) or (B) in all other cases, a per annum rate equal to two hundred and thirty-three and one-half basis points (2.335%) (as calculated on the basis of a 365 or 366-day year, as applicable); and

                  (2) with respect to the aggregate portion of the Investment on such day, if any, which is greater than the Notional Amount of the Swap Agreement on such day:

                           (i) to the extent the Purchaser funds such
                  Investment (or any portion thereof) through the issuance of Commercial Paper Notes, the weighted average of the interest rates (in the case of interest bearing Commercial Paper Notes) and discount rates (in the case of Commercial Paper Notes issued at a discount, such discount rate to be converted to a yield equivalent rate) on all Commercial Paper issued by the Purchaser to fund such Investment, in each case, as determined on the basis of a 360-day year; and

                          (ii) to the extent the Purchaser funds such
                  Investment (or any portion thereof) through any Liquidity or Credit Facilities, the weighted average of the annual interest rates under such facilities that are applicable to any such borrowings under such agreements; provided, that, for purposes of the foregoing, the interest rates applicable under any Liquidity or Credit Facility shall not exceed (A) in the case where such borrowings are funded with loans in respect of which the interest thereon is determined by reference to the London interbank offering rate (the "LIBO Rate"), the reserve (for eurocurrency loans and borrowings) adjusted LIBO Rate quoted by the Agent at such time, plus .50% per annum and (B) in all other cases, the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal as the "Prime Rate" plus 1.00% per annum;

it being understood that, in any case, (X) the Purchaser shall only fund its Investment (or any portions thereof) under the Credit or Liquidity Facilities after a determination by the Purchaser that financing its activities during such period by issuing Commercial Paper Notes would not be practicable or cost-efficient or would not be permitted by law or under any contract to which it is a party and (Y) the Purchaser shall not fund its Investment (or any portion thereof) under any Liquidity or Credit Facility at the rates described in clause (1)(ii)(B) or (2)(ii)(B) above unless the Purchaser is unable for any reason to make borrowings under any such Liquidity or Credit Facility at a rate of interest determined by reference to the LIBO Rate.

                  (b) Two Business Days prior to the end of each Settlement Period, the Administrative Agent shall determine the Purchase Discount pursuant to (a) above by using the actual Purchase Discount for each day elapsed in such month and estimating the Purchase Discount for each remaining day in such month. In addition, the Administrative Agent shall concurrently notify the Servicer of the actual Purchase Discount for any days during the immediately preceding Settlement Period with respect to which the Purchase Discount was estimated, and the difference, if any, between the Carrying Costs actually paid using the estimated Purchase Discount which would have been paid had the actual Purchase Discount been available (such differential being the "Carrying Costs True-up Amount"). If the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was less than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Administrative Agent (for the benefit of the Purchaser) pursuant to clause
(i) of Section 5.4 shall be increased by an amount equal to the Carrying Costs True-up Amount, or, if the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was greater than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Administrative Agent (for the benefit of the Purchaser) pursuant to clause (i) of Section 5.4 shall be decreased by an amount equal to the Carrying Costs True-up Amount.

                  SECTION 3.1.2. Program Fee. A Program Fee equal to the per annum rate set forth in the Fee Letter, which fee shall include all annual expenses, including, but not limited to, legal fees, audit fees, filing and administrative fees, liquidity and credit enhancement fees, and dealer commissions.

                  SECTION 3.1.3. Servicer Fee. A Servicer Fee in respect of each Settlement Period, equal to 1.0% per annum (assuming a 30/360 day basis) of the Aggregate Principal Balance of the Purchased Receivables on the first day of such Settlement Period, shall be remitted by the Purchaser to the Servicer. If CFC is acting as the Servicer, then the Servicer shall retain an amount equal to the Servicer Fee (in full satisfaction of the payment of such fee to the Servicer) out of amounts required to be remitted by the Servicer in accordance with Section 5.2.

                  SECTION 3.2. Interest on Unpaid Amounts. To the extent that the Seller or Servicer fails to pay when due to the Purchaser or the Administrative Agent any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of 1.00% in excess of the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal as the "Prime Rate". Changes in the rate payable hereunder shall be effective on each date on which a change in the "Prime Rate" is so published.


                 ARTICLE IV: CONDITIONS PRECEDENT TO PURCHASE

                  SECTION 4.1. Conditions Precedent to Purchase. The following conditions must be satisfied before the Purchaser will make the Purchase:

                  SECTION 4.1.1. Absence of Liens. The Seller shall certify that all Purchased Receivables, Related Security and all proceeds thereof are free and clear of any Adverse Claims.

                  SECTION 4.1.2. Financing Statements. The Administrative Agent will have received acknowledgment copies of UCC-1 financing statements, and all other documents reasonably requested by the Administrative Agent or the Purchaser, to evidence the perfection of the Purchaser's interest in the Purchased Receivables and the Related Security and the Collections.

                  SECTION 4.1.3. Schedule of Contracts. The Administrative Agent will have received the Schedule of Contracts.

                  SECTION 4.1.4. Seller Resolutions. The Administrative Agent will have received a certificate of the Seller attesting to:

                  (a) the resolutions of the majority interest of the Seller's members authorizing the execution, delivery and performance by the Seller of the Sale Documents to be executed by the Seller;

                  (b) the names and signatures of the officers of the Seller's members authorized to execute the Sale Documents to be executed by the Seller; and

                  (c) the completeness and correctness of the attached articles of organization and operating agreement of the Seller.

                  SECTION 4.1.5. Servicer Resolutions. The Administrative Agent will have received a certificate of the Servicer's Secretary or Assistant Secretary attesting to:

                  (a) the resolutions of the Servicer's Board of Directors (or an executive committee thereof) authorizing the execution, delivery and performance by the Servicer of the Sale Documents to be executed by the Servicer;

                  (b) the names and signatures of the officers of the Servicer authorized to execute the Sale Documents to be executed by the Servicer; and

                  (c) the completeness and correctness of the attached restated articles of incorporation and by-laws of the Servicer.

                  SECTION 4.1.6. Legal Opinion of Counsel to the Seller and the Servicer. The Administrative Agent will have received an opinion from counsel to the Seller and the Servicer, such counsel being "in-house" counsel unless otherwise required by any agencies providing a credit rating to the transaction contemplated hereby, substantially in the form attached hereto as Exhibit B, together with such other matters as the Administrative Agent or the Purchaser may reasonably request.

                  SECTION 4.1.7. Good Standing Certificates. The
Administrative Agent will have received certificates of recent date issued by the Secretary of State of the State of Michigan, as to the legal existence and good standing of the Seller and the Servicer.

                  SECTION 4.1.8. Representations and Covenants. On and as of the Purchase Date (i) the representations and warranties of the Seller and the Servicer in Article VII shall be true and correct with the same effect as if made on such date and (ii) the Seller and the Servicer shall be in compliance with the covenants set forth in Article VIII. The Seller and the Servicer, by accepting the proceeds of such Purchase, shall be deemed to have certified as to the truth and accuracy of each of the matters described in the foregoing clauses (i) and (ii), both before and after giving effect to such Purchase.

                  SECTION 4.1.9. Fee Letter. The Administrative Agent shall have received a fully executed copy of the Fee Letter.

                  SECTION 4.1.10. Other Documents. The Administrative Agent and the Purchaser will have received all other documents that either of them had reasonably requested from the Seller or the Servicer.

                  SECTION 4.1.11. Upfront Fee. The Seller shall have paid a fee (the "Upfront Fee") to the Administrative Agent at Closing in the amount set forth in the Fee Letter, which fee shall include all upfront expenses, including but not limited to legal fees, filing and administrative fees, rating agency fees, liquidity and credit enhancement fees incurred with respect to the Purchase.

                  SECTION 4.1.12. Interest Rate Cap and Swap Agreement. The Administrative Agent shall have received fully executed copies of the Interest Rate Cap and the Swap Agreement.


                       ARTICLE V: SETTLEMENT PROCEDURES

                  SECTION 5.1. Collections. The Servicer shall segregate all Collections of the Purchased Receivables from other funds of the Servicer and the Seller within two Business Days of its or their receipt thereof and hold such Collections in trust for the Purchaser in a separate bank account either
(x) established in the name of the Purchaser or (y) in respect of which the Purchaser shall have received an agreement (to be in form and substance satisfactory to the Purchaser and the Administrative Agent) regarding the pledge and control thereof. Notwithstanding the foregoing, for so long as (i) CFC remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) CFC maintains a long-term unsecured senior debt rating of at least "BBB-" by Standard & Poor's Ratings Services and "Baa3" by Moody's Investors Service, Inc., the Servicer shall neither be required to deliver any such agreement nor segregate Collections as aforesaid, but shall rather only be required to remit such Collections with respect to each Settlement Period to the Administrative Agent (for the benefit of the Purchaser) on the Settlement Date relating to such Settlement Period.

                  SECTION 5.2. Application of Collections. All Collections for the Settlement Period shall be applied by the Servicer as follows:

                  (a) With respect to each Receivable (other than a Balloon Payment), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.3(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 5.3(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, to the extent that the sum of any remaining excess and the Payahead Balance can be applied to prepay the Precomputed Receivable in full, such remaining excess shall constitute a full payoff of such Precomputed Receivable (a "Full Payoff"). To the extent that the sum of any remaining excess, the Payahead Balance and one payment can be applied to prepay the Precomputed Receivable in full, such remaining excess shall constitute a partial payoff of such Precomputed Receivable (a "Partial Payoff"). Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

                  (b) All Liquidation Proceeds with respect to any Balloon Payment Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds be applied to, or constitute, the related Balloon Payment.

                  SECTION 5.3.  Advances.

                  (a) As of the close of business on the last day of each Settlement Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Balloon Payment) shall be less than the stated scheduled payment for such month, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount, a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding

Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of such Precomputed Receivables or payments of the Purchase Amount with respect to such Precomputed Receivables.

                  If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Purchased Receivables which are Precomputed Receivables and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

                  (b) As of the close of business on the last day of each Settlement Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Settlement Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Settlement Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advances shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivables attributable to accrued and unpaid interest thereon (but not including interest for the then current Settlement Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance in respect of principal of Simple Interest Receivables.

                  SECTION 5.4. Application of Collections on Settlement Dates. The Servicer will, by 3:00 P.M. (New York time) on each Settlement Date, from Collections received during or with respect to the preceding Settlement Period, pay to the Administrative Agent (for the benefit of the Purchaser) and the Administrative Agent shall distribute such Collections, together with the amount of any Interest Rate Cap Proceeds and Swap Windfalls received by the Administrative Agent or the Purchaser with respect to such Settlement Period,
(i) first, an amount equal to the Carrying Costs for the Settlement Period (as such amount shall be increased or decreased by the Carrying Costs True-up Amount, if any, for the immediately preceding Settlement Period as determined pursuant to Section 3.1.1(b)) and (ii) second, all remaining Collections as a reduction to Investment.

                  SECTION 5.5. Servicer Report. The Servicer will provide the Purchaser, either in writing or electronically, with a Servicer Report with respect to each Settlement Period no later than 15 days following the end of such Settlement Period (or, if such 15th day is not a Business Day, the next succeeding Business Day).

                     ARTICLE VI: SERVICING OF RECEIVABLES

                  SECTION 6.1. Appointment and Duties of Servicer. The Purchaser and the Seller each hereby appoint CFC as the Servicer and CFC accepts such appointment. The Servicer, for the benefit of the Purchaser (or the extent provided herein), shall manage, service, administer, make collections and discharge liens on the Purchased Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. If the Servicer shall commence a legal proceeding to enforce a Purchased Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Purchased Receivables to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Purchased Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Purchased Receivable, the Purchaser shall, at the Servicer's expense and direction, take steps to enforce such Receivables, including bringing suit in its name or the name of the Purchaser. The Purchaser shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  SECTION 6.2.  Replacement of Servicer.

                  (a) If any of the following events (a "Servicer Default") shall occur and be continuing:

                  (i) any failure by the Servicer to make any payment or deposit required to be made hereunder and the continuance of such failure for a period of five Business Days;

                 (ii) any representation or warranty made by the Servicer in
         Section 7.1 or any information set forth in a Servicer Report or other certificate delivered to the Administrative Agent or the Purchaser, shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of sixty days after the earlier of the date on which an officer of the Servicer has actual knowledge thereof and the date on which written notice thereof has been given to the Servicer requiring the same to be remedied, by the Purchaser or the Administrative Agent;

                (iii) failure on the part of the Servicer to observe or perform in any material respect any other term, covenant or agreement in this Agreement or any other Sale Document which continues unremedied for sixty days after the earlier of the date on which an officer of the Servicer has actual knowledge of such failure and the date on which written notice of such failure has been given to the Servicer requiring the same to be remedied, by the Purchaser or the Administrative Agent; or

                 (iv) an Insolvency Event with respect to the Seller or the Servicer;

then, so long as such Servicer Default shall not have been remedied ,the Purchaser shall have the right to remove CFC (or any successor Servicer) as Servicer by giving written notice thereof to the Servicer. On and after receipt of such written notice, all authority and power of the Servicer under this Agreement shall, without further action, pass to and be vested in such successor Servicer as may be appointed by the Purchaser provided, however, that Servicer cannot be removed until a successor Servicer is selected and appointed and such successor Servicer meets industry-wide standards for being a Servicer of retail automotive receivables.

                  (b) If CFC is removed as Servicer, CFC shall transfer to any successor Servicer designated by the Purchaser all records, correspondence and documents (including computer software) requested by the Purchaser or such successor Servicer and permit such Persons to have access to, and to copy, all software used by the Servicer in the collection, administration or monitoring of the Purchased Receivables. In the case of software that is then licensed by, or otherwise made available to, the Servicer from or by any third party, the Servicer shall use its best efforts to obtain such consents and otherwise take all actions necessary in order to enable any Servicer hereunder to succeed to all rights of CFC to the quiet use and enjoyment of such software for the purpose of discharging the obligations of the Servicer under or in connection with the Sale Documents.

                  (c) Following the removal of CFC as Servicer, (i) the Purchaser and the Administrative Agent may (a) notify Obligors of the ownership interest of the Purchaser hereunder in the Purchased Receivables and the Related Security, (b) notify each issuer of an Insurance Policy of the ownership interest of the Purchaser hereunder in the Purchased Receivables and in the Related Security (including the applicable Financed Vehicle and the Insurance Policy thereon), and (c) direct the Seller to, whereupon the Seller immediately shall, note the interest of the Purchaser hereunder on each Certificate of Title relating to each Financed Vehicle and (ii) the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                  SECTION 6.3. Custody of Receivables Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Purchaser and the Seller hereby irrevocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Purchaser and the Seller as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Purchaser, as pledgee of the Seller, as of the Closing Date with respect to each Purchased Receivable (the "Receivables Files"):

                  (a) the fully executed original of the Contract related to such Purchased Receivable;

                  (b) the original credit application fully executed by the Obligor;

                  (c) the original Certificate of Title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

                  (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Purchased Receivable, an Obligor or a Financed Vehicle.

                  SECTION 6.4. Duties of Servicer as Custodian. The Servicer shall hold the Receivables Files as custodian for the benefit of the Seller and the Purchaser and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivables File as shall enable the Seller to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to Receivables Files relating to all comparable automotive receivables that the Servicer services for itself or others.

                  SECTION 6.5. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this Section. If CFC shall cease to be Servicer in accordance with the provisions of this Agreement, the appointment of such Servicer as custodian shall be terminated by the Purchaser. The Purchaser may terminate the Servicer's appointment as custodian at any time following the occurrence of a Servicer Default under Section 6.2(a) upon thirty days written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivables Files to the Administrative Agent or to any other Person designated by the Administrative Agent at a place or places as the Administrative Agent or such other Person may reasonably designate.

                  ARTICLE VII: REPRESENTATIONS AND WARRANTIES

                  SECTION 7.1. Representations and Warranties of the Seller and the Servicer. Each of the Seller and the Servicer makes, with respect to itself, the following representations and warranties to the Purchaser:

                  (a) It is a limited liability company or corporation, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and is duly qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (b) The execution, delivery and performance by the Seller and the Servicer of the Sale Documents to which it is a party, and the Seller's use of the proceeds of the Purchase, are, in each case, within the Seller's and the Servicer's respective corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's or the Servicer's respective articles of organization or charter, as applicable, or operating agreement or by-laws, as applicable, or (ii) any law, rule or regulation or any contractual restriction binding on or affecting the Seller or the Servicer, and do not result in or require the creation of any Adverse Claim (other than pursuant to this Agreement) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Servicer of the Sale Documents, or for the perfection of or the exercise by the of its rights and remedies under the Sale Documents, except for the filing of the financing statements referred to in Section 4.1.2.

                  (d) Each Sale Document constitutes the legal, valid and binding obligation of the Seller and the Servicer, respectively, enforceable in accordance with its terms.

                  (e) There is no pending or threatened action or proceeding affecting the Seller or the Servicer or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect
(i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or of the interests of the Purchaser in the Purchased Receivables.

                  (f) The Seller is the legal and beneficial owner of the Receivables, the Related Security and Collections, free and clear of any Adverse Claim, except as created by this Agreement; upon consummation of the Purchase, the Purchaser will acquire a valid and perfected first priority ownership interest in the Purchased Receivable and in the Related Security and the Collections with respect thereto, free and clear of any Adverse Claim except as created by this Agreement.

                  (g) The information provided by the Seller to the Servicer for use in each Servicer Report prepared under Section 5.5 and all information and Sale Documents furnished or to be furnished at any time by the Seller to the Administrative Agent in connection with this Agreement is or will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact which is necessary to make the facts stated therein not misleading.

                  (h) The Seller is treating the conveyance of the interest in the Purchased Receivables and the Collections under this Agreement to the Purchaser as a sale for purposes of generally accepted accounting principles.

                            ARTICLE VIII: COVENANTS

                  SECTION 8.1. Affirmative Covenants of the Seller and the Servicer. Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, each of the Seller and the Servicer (with respect to itself) will, unless the Administrative Agent and the Purchaser have each otherwise consented in writing:

                  (a) Maintain its existence in the jurisdiction of its organization or incorporation and qualify and remain qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

                  (b) Maintain and implement administrative and operating procedures, and keep and maintain all records and other information, reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the daily identification of Purchased Receivables and all Collections and adjustments to Purchased Receivables).

                  (c) At its expense timely and fully perform and comply with all material provisions and covenants required to be observed by CFC or the Seller under the Contracts related to the Purchased Receivables.

                  (d) Comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and any Contract related to such Receivable.

                  (e) Treat the conveyance of the interest in the Purchased Receivables and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

                  SECTION 8.2 Reporting Requirements of the Servicer. Until the Investment is reduced to zero and all amounts due to the Purchaser hereunder have been paid in full, the Servicer will, unless the Purchaser shall otherwise consent in writing, furnish to the Purchaser:

                  (a) the Servicer Report as required under Section 5.5;

                  (b) as soon as possible, and in any event within thirty days shall describe such event or condition and, if applicable, the steps being taken with respect thereto by the

Person(s) affected thereby, of: (i) the occurrence of any Servicer Default or event which with the passage of time or the giving of notice or both would constitute a Servicer Default or (ii) the institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement or the other Sale Documents or the collectibility of the Purchased Receivables; and

                  (c) such other information, documents, records or reports respecting the Purchased Receivables or the condition or operations, financial or otherwise, of the Servicer or the Seller as the Purchaser may from time to time reasonably request.

                  SECTION 8.3. Negative Covenants of the Seller and the Servicer. Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, neither the Seller nor the Servicer will, unless the Purchaser has otherwise consented in writing:

                  (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Purchased Receivables, the Related Security or any Collections or assign any right to receive income in respect thereof; or

                  (b) Amend or otherwise modify the terms of any Purchased Receivable, or amend or otherwise modify any term or condition of any Contract related thereto, in each case, in any manner which is inconsistent with the Credit and Collection Policy.

              SECTION 8.4. Protection of the Purchaser's Interest


                  (a) Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, each of the Seller and the Servicer agrees that from time to time, at its expenses, it will promptly execute and deliver all instruments and documents and take all action that the Administrative Agent or the Purchaser may from time to time reasonably request in order to perfect, evidence and protect the validity, enforceability, perfection and priority of the Purchaser's interests in the Purchased Receivables, the Related Security and the Collections and to enable the Administrative Agent and/or Purchaser to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller and the Servicer will: (i) on or prior to the date hereof, mark its master data processing records with a legend describing the Purchaser's interests therein; and (ii) upon the request of the Administrative Agent or the Purchaser, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Administrative Agent or the Purchaser; provided, however, that the Seller is not required to deliver the Contracts to anyone other than the Servicer;

                  (b) To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.


                       ARTICLE IX: ADMINISTRATIVE AGENT

                  SECTION 9.1. Appointment of Administrative Agent. The Purchaser has appointed Union Bank of Switzerland, New York Branch as its Administrative Agent. The Administrative Agent is responsible for administering and enforcing this Agreement and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Administrative Agent the authority to take all actions necessary to assure the Seller's and the Servicer's compliance with the terms of this Agreement and the other Sales Documents and to take all actions required or permitted to be performed by the Purchaser under this Agreement or the other Sales Documents.

                  SECTION 9.2. Replacement of Administrative Agent. The Purchaser may, at any time in its discretion, remove an Administrative Agent and appoint a new Administrative Agent, which shall have the duties described in Section 9.1.


                           ARTICLE X: MISCELLANEOUS

                  SECTION 10.1. Amendments, Etc. No amendment or waiver of, or consent to the Seller's or the Servicer's departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which is was given.

                  SECTION 10.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including photocopy, facsimile, electronic mail or other digital communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when sent.

                  SECTION 10.3. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.4.  Binding Effect; Assignability.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Purchaser, the Administrative Agent and their respective successors and assigns, except that the Seller shall not have the right to assign any interest herein without the prior written consent of the Administrative Agent. So long as prior written notice thereof shall have been delivered to the Seller, the Purchaser may assign any of its rights or obligations hereunder to any Person.

                  (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full; provided, however, that the rights and remedies to the Purchaser under Section 10.10 and the provisions of Section 10.7 shall, in each case, survive any termination of this Agreement.

                  SECTION 10.5. GOVERNING LAW. THIS AGREEMENT AND THE SALE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.6. Construction of the Agreement. The parties hereto intend that the conveyance of the interest in the Purchased Receivables by the Seller to the Purchaser shall be treated as sales for purposes of generally accepted accounting principles. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then this Agreement shall be interpreted to constitute a security agreement and the transactions effected hereby shall be deemed to constitute a secured financing by the Purchaser to the Seller under applicable law. For such purpose, the Seller hereby grants the Purchaser a continuing security interest in the Purchased Receivables and the Related Security and Collections related thereto to secure the obligation of the Seller to the Purchaser hereunder.

                  SECTION 10.7. No Proceedings. The Seller, the Administrative Agent and the Servicer each hereby agrees that it will not institute, or join any other Person in instituting, against the Purchaser any bankruptcy, reorganization, insolvency or similar proceeding until the date which is one year and one day after the last day upon which any Commercial Paper Notes or other financial securities issued by the Purchaser shall have been outstanding.

                  SECTION 10.8. Confidentiality. The Purchaser and the Administrative Agent each hereby agrees to maintain the confidentiality of any information regarding the Seller and the Servicer obtained in accordance with the terms of this Agreement which is not publicly available, but the Purchaser and the Administrative Agent may, with advance notice to the Seller and the Servicer, reveal such information (a) to its and its managers', administrators' and trustees' employees, officers, and directors who have a need to know and to each of the foregoing's accountants, attorneys and advisors to the extent they are made aware of the confidential nature thereof and the terms of this Section 10.8, (b) to applicable rating agencies, liquidity providers and credit providers, (c) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of the Purchase under this Agreement, (d) as required by law, government regulation, court proceeding or subpoena, or (d) to bank regulatory agencies or examiners.

                  SECTION 10.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.10. Indemnification by Seller. Without limiting any other rights which the Purchaser, the Administrative Agent and any of the respective officers, directors, employees, agents and affiliates of any of the foregoing may have hereunder or under applicable law, the Seller hereby indemnifies such parties and holds them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements) incurred by any of them arising out of or resulting from this Agreement or the purchase by the Purchaser of any interest in the Purchased

Receivables or the Related Security and Collections related thereto, including, without limitation:

                  (a) the return or transfer by the Servicer of any portion of Collections to the Seller or any other Person for any reason whatsoever; or

                  (b) any warranty or products liability claim allegedly arising out of or in connection with merchandise or services which are the subject of, or were financed with the proceeds of, any Contract under which any of the Purchased Receivables arise, including, without limitation, any use or misuse by any Person of any Financed Vehicle (including, without limitation, any use involving the handling or disposition of any hazardous substance or waste material).

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

                          PREMIER RECEIVABLES L.L.C.
                          as Seller


                          By: s/s David H. Olsen
                             --------------------------------
                          Title: Assistant Treasurer
                          of Premier Auto Receivables Company,
                          a Member of the Seller
                          Address: 27777 Franklin Road
                                   Southfield, Michigan 48034
                                   Attention: Assistant Secretary
                                   Facsimile: 810-948-3138



                          CHRYSLER FINANCIAL CORPORATION
                          as Servicer


                            By: s/s David H. Olsen
                               -----------------------------------
                            Title: Assistant Treasurer
                            Address: 27777 Franklin Road
                                     Southfield, Michigan 48034
                                     Attention: Assistant Secretary
                                     Facsimile: 810-948-3138



                          MONTE ROSA CAPITAL CORPORATION, as
                          Purchaser

                          By:      UNION BANK OF SWITZERLAND, NEW YORK
                                   BRANCH, its attorney-in-fact



                          By: s/s Daniel Gringuaz
                             ----------------------------
                          Title: Assistant Vice President



                          By:  s/s Rolf Ruegg
                             ----------------------------
                          Title: Assistant Vice President

                        Address:

                        c/o Union Bank of Switzerland,
                           New York Branch
                        299 Park Avenue, 38th Floor
                        New York, New York 10171
                        Attn: Asset Securitization Group -
                              James F. Moore
                        Telephone No.: 212/821-3294
                        Telecopier No.: 212/821-3890



                        UNION BANK OF SWITZERLAND,
                          NEW YORK BRANCH, as Administrative
                          Agent



                        By: s/s Daniel Gringuaz
                           --------------------
                        Title: Assistant Vice President



                        By:  s/s Rolf Ruegg
                           ----------------
                        Title: Assistant Vice President

                        Address:

                        299 Park Avenue, 38th Floor
                        New York, New York 10171
                        Attn: Asset Securitization Group -
                              James F. Moore
                        Telephone No.: 212/821-3294
                        Telecopier No.: 212/821-3890



                                      S-2